EXHIBIT 77Q1
                        THIRD AMENDED AND RESTATED BYLAWS

                                       OF

               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                       (Amended, Effective July 22, 2004)

                         ______________________________



                                    ARTICLE I

                                     OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. Annual meetings of stockholders shall be held on such day during the month of January and at such time as shall be designated by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise provided by law or by the Corporation's Charter, may be called for any purpose or purposes by a majority of the Board of Directors or the President, and shall be called by the President or Secretary on the written request of the stockholders entitled to cast at least 50% of the votes entitled to be cast at the special meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and making notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.

Section 3. Place of Meetings. The annual meeting and any special meeting of the stockholders shall be held at such place in or out of the State of Maryland as the Board of Directors may from time to time determine and set forth in the notice of the meeting.

Section 4. Notice of Meetings, Waiver of Notice, Stockholder List. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, if the meeting is a special meeting or notice of the meeting is required by statute, the purpose or purposes shall be given personally, by telex, by mail or by electronic mail or any other electronic means, not less than ten (10) nor more than ninety (90) days before the date of such meeting, to each stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Notice by electronic mail shall be deemed to be duly given when sent to any electronic mail address of the stockholder. The notice of every meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.
     Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

     At least five (5) days prior to each meeting of stockholders, the officer or agent having charge of the share transfer books of the Corporation shall make a complete list of stockholders entitled to vote at such meeting, in alphabetical order with the address of and the number of shares held by each stockholder.

Section 5. Quorum. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum, but this section shall not affect any requirement under the statute or under the Charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

Section 6. Voting. Except as otherwise provided by statute or the Charter of the Corporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his or her name on the record of stockholders of the Corporation as of the record date determined pursuant to
Section 4 of Article VI of these Bylaws or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting. All voting rights for the election of Directors are non-cumulative.
     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her duly authorized attorney-in-fact. Signing may be accomplished by the stockholder or the stockholder's authorized attorney-in-fact signing the proxy or causing the stockholder's signature to be affixed to the proxy by any reasonable means, including facsimile signature. A stockholder also may duly authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization or other person authorized by the person who will act as proxy to receive the transmission. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it, except in those cases where such proxy is permitted by law to be irrevocable and where an irrevocable proxy is coupled with an interest. Except as otherwise provided by statute, the Charter of the Corporation or these Bylaws, any corporate action to be taken by vote of the stockholders, except with respect to the election of Directors, shall be authorized by a majority of the total votes cast at a meeting of stockholders at which a quorum is present by the holders of shares present in person or represented by proxy and entitled to vote on such action. Action to be taken by vote of the stockholders with respect to the election of Directors shall be authorized by a plurality.

     If a vote shall be taken on any question other than the election of Directors, which shall be by written ballot, then unless required by statute or these Bylaws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

Section 7. Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote at the meeting shall, appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at it, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate or any fact found by them. The report of the inspector on the number of votes represented at the meeting and the result of the voting shall be prima facie evidence thereof. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders.

Section 8.     Nominations and Proposals by Stockholders.

(a)  Annual Meetings of Stockholders.

(1) Nominations of persons for election
to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 8(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this
Section 8, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)  Notwithstanding anything in the second sentence of paragraph (a)(2) of this
Section 8 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 8(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 8 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

(c)  General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not in compliance with this Section 8, to declare that such nomination or proposal shall be disregarded.

(2) For purposes of this Section 8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor any rights of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 9. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Charter of the Corporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if the following are filed with the records of stockholders' meetings:
(i) a unanimous written consent which sets forth such action, and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.



                                   ARTICLE III

                               BOARD OF DIRECTORS

Section 1. General Powers. Except as otherwise provided in the Charter of the Corporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Charter of the Corporation or these Bylaws.

Section 2. Number of Directors. The number of Directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be less than three (except for any period during which shares of the Corporation are held by fewer than three stockholders). Any vacancy created by an increase in Directors may be filled in accordance with Section 8 of this Article III. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term unless such Director is specifically removed pursuant to Section 7 of this Article III at the time of such decrease. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the Board shall consist of the persons named as such in the Charter of the Corporation. Unless the Board of Directors adopts a policy that provides otherwise, Directors need not be stockholders.

Section 3. First Meeting of Directors. The first meeting of each newly elected Board of Directors shall be held immediately following and at the same place as the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the said time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 4. Election and Term of Directors. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to hold office. For purposes of this Article III, a potential Director will not be deemed to be qualified to serve as a Director unless, after giving effect to his or her election to the Board of Directors, at least two-thirds of the Board of Directors would be Independent Directors, as defined in
Section 5 below. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, with the Directors in each class to hold office until their successors are elected and qualified, or until their death, or until they shall have resigned, or have been removed as hereinafter provided in these Bylaws, or as otherwise provided by statute or the Charter of the Corporation. At each annual meeting of the stockholders of the Corporation, the successors to the class of Directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the later of the annual meeting of stockholders held in the third year following the year of their election or the election and qualification of the successors to such class of Directors. Directors elected at an annual meeting of stockholders to fill a vacancy in a class of Directors whose terms do not expire at such annual meeting shall be elected to hold office for terms expiring at the later of the annual meeting of stockholders as of which the terms of such class expire or the election and qualification of the successors to such class of Directors.

Section 5. Independent Directors. For purposes of these Bylaws, a Director shall be deemed to be an "Independent Director" if he or she: (i) is not an "interested person" of the Corporation within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder and (ii) is not a former officer or director of the Corporation's investment adviser or its subsidiary.

Section 6. Resignation. A Director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7. Removal of Directors. A Director of the Corporation may be removed, only as provided in the Charter of the Corporation or, if the Charter of the Corporation does not so provide, then only as provided by the Maryland General Corporation Law.

Section 8. Vacancies. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from a removal of a Director pursuant to Section 7 of Article III of these Bylaws. A majority of the remaining Directors, whether or not sufficient to constitute a quorum, may fill a vacancy which results from any cause except an increase in the number of Directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of Directors; provided, that: (i) the Independent Director requirements specified in Section 4 above are satisfied, and (ii) after the filling of said vacancy or vacancies, at least two-thirds of the Directors then holding office shall have been elected by the stockholders of the Corporation. In the event that at any time there is a vacancy in any office of a Director which vacancy may not be filled by the remaining Directors, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty days, for the purpose of filling said vacancy or vacancies. Further, if at any time fewer than two-thirds of the Directors are Independent Directors, the Board of Directors shall, at the next regularly scheduled meeting or any special meeting, consider electing additional Independent Directors to the Board. A Director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies. A Director elected by the stockholders to fill a vacancy which results from the removal of a Director serves for the balance of the term of the removed Director.

Section 9. Regular Meetings. Regular meetings of the Board may be held without notice at such times and places in or out of the State of Maryland as shall from time to time be determined by the Board of Directors.

Section 10. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, or by a majority of the Directors either in writing or by vote at a meeting, and may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

Section 11. Notice of Special Meetings. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each Director, either personally or by telephone, facsimile, telegraph, telex, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him or her at his or her residence or usual place of business, at least three days before the day on which such meeting is to be held.

Section 12. Waiver of Notice of Special Meetings. Notice of any special meeting need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these Bylaws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

Section 13. Quorum and Voting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Charter of the Corporation, these Bylaws, the Investment Company Act of 1940, as amended, or other applicable statute. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of 1940, as amended, and the selection of the Corporation's independent public accountants shall each require the affirmative vote of a majority of the Directors who are Independent Directors. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote of the Directors present adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 14. Written Consent of Directors in Lieu of a Meeting. Except to the extent otherwise specifically prohibited by applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 15. Meeting by Conference Telephone. Members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting, except as otherwise provided by statute

Section 16. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. A Director may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, or both such fixed sum and stated salary. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings

Section 17. Investment Policies. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation. The Board, however, may delegate the duty of management of the assets and the administration of its day-to-day operations to an individual or corporate management company or investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals or renewals thereof, of the Board of Directors or the stockholders of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended.

Section 18. Use of Assets by Independent Directors. The Independent Directors of the Corporation, as defined in Section 5 above, or a committee consisting of one or more Independent Directors, may use the assets of the Corporation to retain experts, including legal counsel other than regular legal counsel to the Corporation and the Independent Directors, when they deem it necessary to further the interests of the Corporation's stockholders.


                                   ARTICLE IV

                                   COMMITTEES

Section 1. Audit and Nominating and Administration Committees. The Board shall, by resolution adopted by a majority of the entire Board, designate an Audit Committee and a Nominating and Administration Committee, each consisting of one or more Directors and having such powers and duties as the Board of Directors may, by resolution and in the Charter of such Committee, prescribe.

Section 2. Other Committees of the Board. The Board may from time to time, by resolution adopted by a majority of the entire Board, designate one or more other committees of the Board, each consisting of one or more Directors and having such powers and duties as the Board of Directors may, by resolution and in the Charter of such Committee, prescribe.


Section 3. Limitation of Committee Powers. No committee of the Board shall have power or authority to:

(a) recommend to stockholders any action requiring authorization of stockholders pursuant to statute or the Charter of the Corporation;

(b) approve or terminate any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, or take any other action required to be taken by the Board of Directors by the Investment Company Act of 1940, as amended;

(c)  amend or repeal these Bylaws or adopt new Bylaws;

(d) declare dividends or other distributions or issue capital stock of the Corporation; or

(e) approve any merger or share exchange which does not require stockholder approval.

Section 4. General. A majority of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee; any member of any committee shall be deemed to be present in person if such member participates in the meeting by conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence of disqualification of any member or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member, or to dissolve any such committee. All committees shall keep written minutes of their proceedings and shall report such minutes to the Board. Each committee shall have a Charter which shall be adopted by the Board.



                                    ARTICLE V

                         OFFICERS, AGENTS AND EMPLOYEES

Section 1. Number and Qualifications. The Officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer, and a Chief Compliance Officer each of whom shall be elected by the Board of Directors.
None of the officers, except the Chairman of the Board and the President, need be members of the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned, or have been removed, as hereinafter provided in these Bylaws. The Board may from time to time elect or appoint or delegate to the Chairman of the Board or the President the power to appoint such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein immediately upon its receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors if in its judgment it finds that the best interests of the Corporation will be served except that the Chief Compliance Officer may be removed only by the vote of the majority of the entire Board of Directors including a majority of the directors who are Independent Directors of the Corporation. The Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

Section 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any committee or to any officer in respect of other officers under his or her control. No officer shall be precluded from receiving such compensation by reason of the fact that he or she is also a Director of the Corporation.

Section 6. Bonds or other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Board may require.

Section 7. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He or she shall, if present, preside at each meeting of the stockholders and the Board and shall be an ex officio member of all committees of the Board. He or she shall perform all duties incident to the office of Chairman of the Board and chief executive officer and such other duties as may from time to time be assigned to him or her by the Board. In the case of the absence of the President or his or her inability to act, the Chairman of the Board shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. He or she shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him or her by the Board or these Bylaws.

Section 8. President. The President shall be the chief administrative officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, subject, however, to the direction of the Chairman of the Board and the control of the Board. At the request of the Chairman of the Board, or in the case of his or her absence or inability to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

Section 9. Vice Presidents. In the absence of the President or in the event of his or her refusal to act, and if a Vice President has been appointed by the Board of Directors, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board or the President.

Section 10.    Treasurer.  The Treasurer shall:
(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation except that such functions may be delegated to the custodian of the property of the Corporation pursuant to a written agreement;

(c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

(f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board or the President.

Section 11. Assistant Treasurers. In the absence or disability of the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the President or the Treasurer.

Section 12.    Secretary.  The Secretary shall:
(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation, if any, (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board or the President.

Section 13. Assistant Secretaries. In the absence or disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the powers of, and be subject to all restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the President or the Secretary.

Section 14. Chief Compliance Officer. The Chief Compliance Officer shall administer the Corporation's policies and procedures adopted under Rule 38a-1 of the Investment Company Act of 1940, as amended, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 15. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Director.


                                   ARTICLE VI

                                  CAPITAL STOCK

Section 1. Stock Certificates. Each stockholder shall be entitled to have a certificate or certificates, in such form as shall be approved by the Board which shall represent and certify the number of shares of stock of the Corporation owned by him or her; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

Section 2. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

Section 3. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent or until registered by a registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.

Section 4. Record Date and Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety
(90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. Shares of the Corporation's stock acquired by the Corporation between the record date and the time of the applicable meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. Only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or by consent or to receive such dividends or rights, as the case may be.

Section 5. Regulations. The Board may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

Section 6. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed or upon receipt of other satisfactory evidence of such loss or destruction. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

Section 7. Stock Ledgers. The Corporation shall not be required to keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the offices of the transfer agent of the Corporation's capital stock. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.


                                   ARTICLE VII

                               GENERAL PROVISIONS

Section 1. Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof If the Corporation is required to place its corporate seal on a document, it is sufficient to meet any requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 2. Fiscal Year. Unless otherwise determined by the Board, the fiscal year of the Corporation shall end on the 30th day of September in each year.

Section 3. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

Section 4. Custodians. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

Section 5. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the Maryland General Corporation Law and of the Charter of the Corporation, and further subject to the provisions if any of an automatic dividend investment plan or other similar plan which the Board of Directors may adopt, which may give stockholders the right to receive dividends and distributions in cash and/or shares at their option, and may provide that such shares shall be issued at net asset value notwithstanding that the same is below market value.

Section 6. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money issued in the name of the Corporation shall be signed by such officer or officers or person or persons as the Board of Directors shall from time to time designate.

Section 7. Reports. The Corporation shall transmit to its stockholders semi-annual unaudited or audited reports of its financial condition and annual reports audited by independent public accountants.

Section 8. Amendments. These Bylaws or any of them may be amended, altered or repealed and new Bylaws adopted, only by the Directors of the Corporation by the affirmative vote of a majority of the Directors at any regular or special meeting of the Board of Directors or by unanimous written consent of the Directors.